Exhibit 23.2

                  CONSENT OF INDEPENDENT AUDITORS



     We consent to incorporation by reference in the Registration Statement on Form S-8 of Brush Creek Mining and Development Co., Inc. of our report dated August 9, 1996 with respect to the consolidated financial statements of Brush Creek Mining and Development Co., Inc. included in its Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8.


                              BROWN ARMSTRONG RANDALL & REYES
                              ACCOUNTANCY CORPORATION


                              /s/Brown Armstrong Randall & Reyes
                              Accountancy Corporation



Bakersfield, California
August 26,  1997